AMENDMENT NUMBER TWO

                                       TO THE

                             GEORGIA-PACIFIC CORPORATION

                     KEY SALARIED EMPLOYEES GROUP INSURANCE PLAN

                                   POST-1986 GROUP

                             (Effective January 1, 1987)



       Pursuant to the authority granted to the Board of Directors of Georgia-

  Pacific Corporation (the "Board") to amend the Georgia-Pacific Corporation Key

  Salaried Employees Group Insurance Plan/Post-1986 Group (the "Plan") and in

  accordance with a resolution of the Board adopted July 26, 1993, the Plan has been amended effective January 1, 1994 as follows:



       1)   Section 2.1 of the Plan is amended and restated as follows:



       "2.1 Participation

  All salaried employees who are actively at work and whose annual base salaries equal or exceed $150,000 shall become participants in the Plan, provided that salaried employees who are eligible to participate in the Georgia-Pacific Key

  Salaried Employees Group Insurance Plan/Pre-1987 Group will not be eligible to participate in this Plan.  Participation shall commence on the January 1 as of which the compensation standard is met; provided, however, that if a salaried employee's base salary is increased to a level at or above $150,000 on a retroactive basis to a date on or before the January 1 next preceding the official authorization date of the salary action, that employee shall become eligible to participate in this Plan effective as of the authorization date of the salary action.  In the event an employee is otherwise eligible but is not actively at work, such employee shall commence participation upon return to active employment.  Once an employee has become a Participant in the Plan, the employee shall continue to participate notwithstanding the future failure of employee to meet the minimum annual salary requirements for new Participants."


       2)   Section 6.2 of the Plan is amended and restated as follows:



  "6.2 Amendment and Plan Termination

  The Company expressly reserves the right to amend or terminate the Plan at any time.  Exercise by the Company of its rights pursuant to this Section 6.2 may be evidenced by action of the Company's Chairman, Vice Chairman, Chief Executive

Officer or President and will not require approval by the Board of Directors (or any Committee thereof) or the shareholders of the Company."



























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